Exhibit 10.3

                              COMPOSITION AGREEMENT

         THIS COMPOSITION AGREEMENT (the "Agreement") made as of the ___ day of September, 2002, by and among ParView, Inc., a Nevada corporation ("ParView"), and AmeriCapital, LLC, a Nevada limited liability company ("AmeriCapital") and All American Semiconductor, Inc., a Delaware corporation ("All American"; AmeriCapital and All American are sometimes referred to herein collectively as the "All American Parties").

                              W I T N E S S E T H:

         WHEREAS, ParView and All American entered into that certain Security Agreement dated as of October 19, 2000 (the "Original Security Agreement"; the Original Security Agreement, as amended by the Amendment to Security Agreement (as such term is defined below in Part I), and as the same may hereafter be amended in accordance with its terms, is collectively referred to as the "Security Agreement"; unless otherwise defined, all capitalized terms used herein shall have the meanings set forth in the Security Agreement); and

         WHEREAS, pursuant to the Original Security Agreement, ParView granted in favor of All American a security interest in the Collateral (as defined below), as collateral security for the payment and performance of the Obligations, which security interest the parties acknowledge was perfected by All American; and

         WHEREAS, ParView does hereby acknowledge that Events of Default have occurred and are continuing under the Security Agreement; and

         WHEREAS, by virtue of the occurrence and continuance of Events of Default, the All American Parties are entitled to take immediate action to enforce their respective rights and remedies in and to the Collateral; and

         WHEREAS, ParView acknowledges and agrees that it and the All American Parties have agreed to the terms and conditions of the Composition Agreement (the "Replacement Agreement") in the form of Exhibit "A" annexed to this Agreement, and to the Transaction Documents (as defined in the Replacement Agreement); and

         WHEREAS, ParView and the All American Parties desire to either resolve the existing matters between them in the manner provided for in this Agreement or, alternatively, in the manner provided for in the Replacement Agreement, as more particularly described herein and therein; and

         WHEREAS, ParView has requested that if the Buyout Actions occur within the Time Period (as such terms are defined below), as part of the consideration to ParView from the All American Parties, then the All American Parties consent to the transfer of the Transferred Leases to Yamaha Motor Corporation, U.S.A. ("Yamaha"), compromise the Deficiency in the manner contemplated in this Agreement, and take the other Responsive Actions (as hereinafter defined); and

         WHEREAS, subject to the terms and conditions of this Agreement, the All American Parties have consented and agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:

I.       Definitions.

                  (a) In addition to the other terms defined in the body of this Agreement, as used in this Agreement (such terms and other capitalized terms used herein having the respective meanings specified and defined in this Agreement), the following terms shall have the following meanings, unless the context otherwise requires:
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                  "Affiliate" shall mean any Person or other business entity which directly or indirectly controls, or is controlled by, or is under common control with ParView or a direct or indirect subsidiary of ParView.

                  "Agreement" shall mean this Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

                  "All American ParView Stock" shall have the meaning set forth in Part IX of this Agreement.

                  "All American Releasees" shall mean All American and AmeriCapital and their respective subsidiaries and affiliates, and each and every one of each of the foregoing's respective shareholders, directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present.

                  "Amendment to Security Agreement" shall mean that certain Amendment to Security Agreement and Joinder dated as of the date of this Agreement, made by ParView in favor of the All American Parties, which amends the Original Security Agreement.

                  "Business Day" shall mean a day other than a Saturday, Sunday or any national holiday.

                  "Buyout Actions" shall have the meaning in Part VIII of this Agreement.

                  "Collateral Agreements" shall mean the Security Agreement and any documents and instruments related thereto and/or executed in connection therewith, and all other agreements creating or unambiguously intending to create a security interest in or lien upon the Collateral or any other security for repayment of the Obligations.

                  "DavLeon Reimbursement Obligations" shall mean the obligations of ParView (i) with respect to the "Pleasant Valley", "Riverfront", "Mississippi National", "Linkscorp. Alabama I, L.L.C.", and "Linkscorp Florida, L.L.C." Leases, under each of those certain Reimbursement Agreements dated as of June 21, 2001, each made by ParView in favor of All American, as amended or substituted and (ii) any and all other agreements with respect to the aforesaid Leases or any other Leases giving rise to reimbursement obligations of ParView made from time to time hereafter by ParView in favor of an All American Party.

                  "Deficiency" shall mean the difference between the aggregate amount of the Obligations as of the date of this Agreement (other than the Davleon Reimbursement Obligations and the amounts relating to the Lease Payment Guaranty) and (b) the sum of $2,000,000, plus the All American ParView Stock.

                  "Display Products" shall mean displays or flat panels of any nature.

                  "Executive Management Team" shall mean, collectively, David Chessler, Richard Halloy, Scott Myers, Lee Neighbors, Scott Klein, Kevin Carpenter, and David Saslow, and/or such other management personnel with the title of vice president or higher rank or with managerial responsibility.

                  "Extraordinary Transaction" shall mean an event whereby ParView is acquired by sale or issuance of stock or otherwise, or ParView sells, conveys, leases in one transaction all or substantially all of its property other than leasing inventory in the ordinary course of business, or otherwise disposes of all or substantially all of its property or business or merges, consolidates or enters into any recapitalization, reclassification, share exchange, conversion or other business combination or reorganization or acquisition or similar transaction with any other entity (other than a wholly-owned subsidiary). To this effect, any such transaction in which ParView is the surviving entity shall not be an "Extraordinary Transaction" unless as a result of the transaction a "change of control" has occurred. For purposes of this definition, "change of control" shall be deemed to occur if ParView shall
(1) enter into an Extraordinary Transaction where the stockholders of ParView immediately prior to the transaction own less than fifty percent (50%) of the voting power of the surviving entity after such Extraordinary Transaction or (2) ParView or its shareholders effect any other transaction or series of related transactions (i) in which more than fifty percent (50%) of the voting power of ParView directly or indirectly beneficially owned by ParView's shareholders of record as of May 1, 2002 (excluding any disposition of any shares of the All American ParView Stock by All American) is disposed of or no longer held, or
(ii) in which more than fifteen percent (15%) of the aggregate voting power represented by
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shares directly or indirectly beneficially owned on May 1, 2002 by David
Chessler and all entities in which David Chessler owns any direct or indirect pecuniary interest or equity interest (but excluding any shares owned by unrelated third parties and deemed to be beneficially owned by Mr. Chessler as a result of a proxy, voting trust or other similar agreement) are disposed of, provided that an Extraordinary Transaction effected solely for the purpose of changing the domicile of ParView shall not be deemed a change in control of ParView.

                  "Lease" shall mean with respect to ParView equipment sold or leased to any particular golf course, all of ParView's right, title and interest in, to and under all Chattel Paper delivered by the golf course in connection therewith, together with all interests of ParView in and to the equipment and other property subject thereof, and all other documents, instruments, and agreements at any time made or delivered in connection therewith, and all amendments thereto.

                  "Lien" shall mean any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind, including, without limitation, (i) the rights of the seller under any conditional sale, agreement for deed or title retention agreement, (ii) the rights of the transferee or transferor under or beneficiary of any agreement or arrangement pursuant to which there is a transfer of or creation of an interest in property, assets, revenue or income in order to secure indebtedness, and (iii) any sale or other disposition of property with the intention of having the seller lease or acquire the right to possession thereof in an arrangement commonly referred to as a "sale-leaseback transaction".

                  "Notification Letter" shall have the meaning set forth in
Section VIII(b)(iii) of this Agreement.

                  "Obligations" shall mean, collectively, any and all other obligations and liabilities (primary, secondary, direct, indirect, contingent, sole, joint or several, whether similar or dissimilar or related or unrelated) of ParView in favor of either of the All American Parties, due or to become due, now existing or hereafter incurred, created, contracted or acquired, arising under, out of or in connection with any of the Transaction Documents, including, without limitation, all existing or hereafter created invoices of All American to ParView, and the DavLeon Reimbursement Obligations, and losses for which the All American Parties are indemnified for under this Agreement; provided that if the Buyout Actions (as defined in Part VIII) occur before the end of the Time Period (as defined in Part VIII), then from and after such date (i) ParView shall have no obligation with respect to any Prior Amounts (as defined in Part VIII of this Agreement) except as expressly set forth elsewhere in this Agreement; and (ii) the Obligations shall include only: Obligations created on or after the date of this Agreement and the DavLeon Reimbursement Obligations and ParView's indemnification obligations under paragraph 5, Part II of this Agreement and Obligations created in connection with or as a result of this Agreement or any other Transaction Document (said surviving Obligations are collectively referred to as the "Surviving Obligations").

                  "Obligor" shall mean the lessee or other obligor under the Chattel Paper, including, without limitation, under the Leases.

                  "Option Rights" shall have the meaning set forth in Part II(1)(g) of this Agreement.

                  "Paid in Full" shall mean the full and indefeasible payment of all Obligations.

                  "Person" shall mean any individual, sole proprietorship, partnership (general or limited), joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated on or about the date of this Agreement, by and between ParView and All American.

                  "Replacement Agreement" shall have the meaning set forth in the fourth 'WHEREAS Clause" of this Agreement.

                  "Responsive Actions" shall have the meaning set forth in Part VIII of this Agreement.
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                  "Security Agreement" shall have the meaning set forth in the first "WHEREAS Clause" of this Agreement.

                  "Stock" shall mean any shares, general or limited partnership interests, equity interests or other equivalents (regardless of how designated) of or in a corporation, partnership or other Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Tag Along Rights" shall have the meaning set forth in Section IV(6) of this Agreement.

                  "Time Period" shall have the meaning set forth in Part VIII of this Agreement.

                  "Transaction Documents" shall mean this Agreement, the Collateral Agreements, the Registration Rights Agreement, the agreements creating and evidencing the DavLeon Reimbursement Obligations, all UCC financing statements and other filings currently of record, as well as any and all other documents, instruments or agreements (other than informal non-binding correspondence) at any time concurrently or hereafter made or delivered in connection with the transactions contemplated herein or hereby or related hereto and all modifications, amendments, renewals, and supplements to any of the foregoing.

                        "Transferred Leases" shall mean the Leases described in Exhibit "B" of this Agreement.

                  "Yamaha" shall mean Yamaha Motor Company Ltd., its successors and assigns.

                  (b) All other capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Security Agreement. All defined terms used herein referring to the plural shall also mean the singular, and those referring to the singular shall also mean to the plural, unless the context otherwise requires. If there is any conflict between this Agreement and the Security Agreement with respect to defined terms or otherwise, this Agreement shall govern and control.

II. Acknowledgment of Obligations and Representations and Warranties; Certain Agreements.

         1. ParView hereby agrees, represents, warrants, acknowledges and affirms the following:

                  (a) As of the date of this Agreement, ParView is indebted or otherwise obligated to the All American Parties pursuant to invoices and the other Transaction Documents for the Obligations. ParView has not knowingly granted any lien or security interest senior in priority to the security interest granted in the Security Agreement to any other party; provided, however, that certain security interests are on file in the Secretary of State offices of Nevada, Florida and certain other states in which golf courses where ParView equipment is located by Linc Capital, LLC filed prior to the security interest granted to All American. To the extent that ParView has any claims, defenses, offsets or counterclaims, in respect of the Obligations, ParView hereby waives the same to the fullest extent permitted by law. Such waiver, together with the releases contemplated in Part VI of this Agreement, are a material inducement to and consideration for All American Parties to enter into this Agreement.

                  (b) This Agreement and the other Transaction Documents are valid, binding, and enforceable against ParView in accordance with their respective terms except to the extent subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law).

                  (c) All admissions, acknowledgements, warranties, representations and covenants contained in this Agreement and the other Transaction Documents (i) are a material part of this Agreement and the other Transaction Documents; (ii) are (or will be when made) complete, true and accurate and can be reasonably relied upon by the All American Parties without further investigation; (iii) are made freely, voluntarily, and without duress;
(iv) are made for the specific purpose of inducing the All American Parties to enter into this Agreement; and (v) with respect to the representations and warranties, are made on and as of the date hereof; and (vi) are remade
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(except to the extent same relate solely to an earlier date) and reaffirmed as of each date, if any, on which an All American Party extends additional credit to ParView (without implying any obligation to do so).

                  (d) By executing and delivering this Agreement and the other Transaction Documents and by consummating the transactions contemplated herein and therein ParView does not intend to hinder, delay or defraud any entity or individual to which ParView is now, has or shall become indebted, or to otherwise cause a fraudulent transfer or preferential transfer to occur whether under state or federal law.

                  (e) To the extent that pursuant to this Agreement the execution and delivery hereof and the consummations of the transactions contemplated hereby, either of the All American Parties receives transfers within the meaning of the United States Bankruptcy Code, 11 U.S.C. ss.101, et seq., as amended (the "Bankruptcy Code"), ParView acknowledges that it has received, in exchange for such transfers, reasonably equivalent value or new value not less than the value of such transfers to the All American Parties.

                  (f) ParView is a validly existing corporation in good standing under the laws of the State of Nevada and duly qualified and in good standing to transact business as a foreign corporation in the State of Florida and in each other state in which it transacts business and is required to be qualified to transact such business except to the extent that no material adverse affect would result from the failure to so qualify and be in good standing; ParView has the unrestricted right and authority to execute and deliver this Agreement, and to enter into and perform all transactions directly or indirectly contemplated by this Agreement; ParView has not executed any document or instrument of any kind that would prohibit the execution and delivery of this Agreement or the entry into and performance of any of the transactions contemplated by this Agreement, and the execution and delivery of this Agreement will not cause (with or without the passage of time, the giving notice or an opportunity to cure) a breach or a default under any agreement (written or oral), instrument or other document that ParView is a party or bound to or any of its assets is subject to, or result in any acceleration or termination thereof , the effect of which would have a material adverse effect on ParView or any interests of either of the All American Parties. The individual who has executed this Agreement on behalf of ParView has been duly authorized to do so. Simultaneously with the execution hereof, ParView is providing to All American a copy certified by the President or Chief Executive Officer and the Secretary of ParView of the relevant corporate resolutions duly adopted by the Board of Directors and shareholders of ParView authorizing and approving the execution and delivery of this Agreement, and authorizing and approving all transactions contemplated by this Agreement, including, without limitation, authorizing an amendment to the Articles of Incorporation of ParView to increase the number of authorized shares of Common Stock of ParView to a sufficient number to authorize the issuance to All American of the All American ParView Common Stock as provided hereunder.

                  (g) ParView has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. All of the issued and outstanding Stock of ParView is owned by each of the shareholders and in the amounts set forth on Schedule A hereto. Except as set forth on Schedule A, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which ParView may be required to issue, sell, repurchase, convert or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries ("Option Rights"). Except as set forth on Schedule A, there are no shareholder, voting, right of first refusal or similar agreements by or among ParView and all or any of its shareholders or other third parties. After issuing the All American ParView Stock and giving effect to issuance of all common Stock of ParView under all existing Option Rights (regardless of whether conversion, exercise, issuance or the like in respect of the Option Rights is then permitted by the terms of the relevant documents), Schedule A sets forth the percentage of common Stock that All American would hold as of the date of such issuance of the All American ParView Stock. All of the shares of Stock and other securities (including, without limitation, stock options) issued by ParView prior to the date hereof have been issued in accordance with law (including, without limitation, federal and state securities laws) and any and all disclosures (written or oral) made and any and all information and/or documents provided to any purchasers of shares of Stock or other securities have been or the statements contained therein were true, correct and complete in all material respects and did not fail or omit to disclose or contain any material fact necessary in order to make the disclosures or statements contained therein, in light of the circumstances under which made, not misleading. Schedule "A" indicates by asterisk each of the shareholders constituting the family members of David Chessler, who hold the amounts of Stock of ParView and/or Option Rights set forth on such Schedule.

                  (h) ParView has heretofore advised the All American Parties of the sale or other disposition, and/or refinancing of all Collateral, now or at any time heretofore existing, including without limitation, all Leases and all of the property subject thereof, other than transfers that have occurred in the ordinary course of business or as were permitted pursuant to the Security Agreement.

                  (i) Annexed hereto as Exhibit "C" is a true and complete list of the Persons constituting the Executive Management Team. ParView agrees to, from time to time, promptly provide written notice to All American of any changes in the Executive Management Team.

                  (j) ParView acknowledges and agrees that sales of inventory by All American to ParView prior to the date of this Agreement were on an "As Is - Where Is" basis, without representation or warranty of any kind whatsoever, except for pass-throughs of component manufacturers' warranties, if any, and solely to the extent permitted by the respective component manufacturers of such inventory.

                  (k) If any third party vendor now or hereafter claims that All American is obligated to purchase any products from or pay any bill-back to such vendor, which purported obligation arose as a result of, or relates to, any transaction or dealing in which All American was heretofore involved in with ParView, ParView shall be responsible to purchase the products in question in the ordinary course of business directly from the vendor or pay such bill-back; provided, however, that ParView shall have no obligation hereunder to All American with respect to ADS.

         2. ParView acknowledges and agrees that each of the representations and warranties and waivers made by ParView in this Agreement shall survive the execution and delivery of this Agreement and all other Transaction Documents and continue until all Obligations are Paid in Full.

         3. The All American Parties hereby represent, warrant, acknowledge and affirm the following:

                  (a) The All American ParView Stock is being acquired for investment for All American's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

                  (b) All American acknowledges that the All American ParView Stock acquired pursuant to this Agreement will not be registered under the Securities Act or qualified under any state securities laws based upon the offering and sale of such securities being exempt from registration under the Securities Act and exempt from qualification under such state securities laws, and that All American's reliance upon such exemptions is predicated in part upon their representations set forth in this Section. All American acknowledges and understands that the All American ParView Stock received under this Agreement must be held indefinitely unless the All American ParView Stock is subsequently registered under the Securities Act and qualified under applicable state securities laws or exemptions from such registration or qualifications are available. For purposes of clarification, the foregoing sentence shall not restrict the rights of All American pursuant to Part IV, Section 7 of this Agreement entitled "Tag Along Rights".

                  (c) All American covenants that in no event will it dispose of any of the All American ParView Stock (other than in conjunction with an effective registration statement for the All American ParView Stock under the Securities Act) unless and until All American has furnished ParView with an opinion of counsel reasonably satisfactory in form and substance to ParView to the effect that such disposition will not require registration under the Securities Act and applicable state securities laws.

                  (d) All American is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  (e) All American (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the All American ParView Stock; and (ii) has the ability to bear the economic risks of their investment.

                  (f) Each certificate representing the All American ParView Stock shall be endorsed with the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

         4. ParView acknowledges and agrees that notwithstanding the satisfaction of the Deficiency, or otherwise, it shall remain obligated for payment and performance of the DavLeon Reimbursement Obligations in accordance with the terms of the relevant Transaction Documents and that the Collateral shall continue to secure such Obligations until such Obligations are Paid in Full.

         5. ParView hereby indemnifies, defends, and holds harmless the All American Releasees, and each of them, from, against and in respect of any and all direct or indirect damages, liabilities, obligations, claims, demands, losses, costs and expenses (including reasonable attorneys' and paralegals' fees and costs incurred before and at trial, at all tribunal levels, whether or not suit is instituted, and at arbitration and in establishing this right to indemnification) asserted against or suffered or incurred by the All American Releasees or any of them (including, without limitation, All American and/or AmeriCapital themselves) to the extent directly or indirectly under, caused by or resulting from (i) a breach by ParView of any of its representations, warranties, covenants or obligations contained in this Agreement, or any other Transaction Document that has not been cured within 30 days written notice to ParView by All American (provided, however, that such 30 day period shall run concurrently with any default notice period set forth in such Transaction Document and provided further that written notice, but no cure period, shall be required if the breach is not curable); (ii) any claim directly or indirectly made by a shareholder of ParView against any of the All American Releasees;
(iii) any obligation for taxes in respect of any of the Leases, whether for sales or use taxes, documentary stamp taxes or otherwise, arising prior to the sale of the Transferred Leases to Yamaha and relating to periods prior to July 1, 2001 or after May 1, 2002; or (iv) any claims asserted by Yamaha against any of the All American Releasees at any time arising out of or in connection with this Agreement, the other Transaction Documents or the Transferred Leases or in any way related to the transactions contemplated hereby or thereby.

                  Nothing contained in this Agreement is intended to limit or abrogate any right any All American Releasee may have under common law, whether to indemnification, reimbursement, or otherwise.

                  ParView shall pay all amounts due from time to time in respect of a loss indemnified for above, in cash, to All American (on behalf of the applicable All American Releasee) within five (5) Business Days of notice of demand of any such payment.

         6. ParView shall make no payments, directly or indirectly, to any Affiliate (or any person or entity affiliated with any officer or director of ParView) or to any shareholder (other than All American) or non-institutional investor to whom ParView is heretofore or hereafter indebted, whether for the sale of goods, rendition of services, any licensing or royalty arrangements, or otherwise, except that, so long as no Event of Default or default under this Agreement or any other Transaction Documents shall have occurred, ParView shall be entitled to make payments to: (i) Scorecast, Inc. in accordance with the Distribution Agreement between ParView and Scorecast, Inc., a copy of which is annexed hereto as Exhibit "D" (the "Scorecast Agreement"); (ii) ADS, in accordance with the settlement agreement dated as of February 1, 2002; a copy of which is annexed hereto as Exhibit "E" (the "ADS Settlement Agreement); (iii) David Chessler and Jerome Chessler, as landlord, for rent for the real property leased from it by ParView, a copy of which lease is annexed hereto as Exhibit "F" (the "Real Property Lease"); (iv) Jerome Chessler in an amount not to exceed $100,000 per annum pursuant to that certain Retirement Agreement (the "Retirement Agreement") dated June 22, 2001, by and between Jerome Chessler and Parview, a copy of which Agreement is annexed hereto as Exhibit "G"; and (iv) Philip Kaltenbacher in connection
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with the restructuring of an existing promissory note (the "Kaltenbacher Note")
in the original principal amount of $1,400,000, a copy of the existing Note is annexed hereto as Exhibit "H"; provided, however, that, after giving effect to such payments, in its reasonable good faith business judgment, the independent members of the Board of Directors of ParView shall have determined that ParView will have sufficient cash flow to pay and perform its other obligations as they become due. ParView represents and warrants to the All American Parties that each of the Scorecast Agreement, the Kaltenbacher Note, the Retirement Agreement , the Real Property Lease and the ADS Settlement Agreement is a full, true and complete copy thereof and that there are no other agreements, undertakings or the like (monetary or otherwise) relating to such Agreements, or otherwise with Affiliates.

         7. ParView shall not, except as expressly permitted under this Agreement, directly or indirectly, declare or pay any bonuses to, or increase any salaries for, directors, or executive and/or management level employees, or set aside or deposit or otherwise invest any sum for such purpose. ParView may pay bonuses to the Executive Management Team in an aggregate amount to all such Persons in any event not to exceed $400,000, and may grant salary increases to members of the Executive Management Team not in excess of 7.5% per person in any calendar year, so long as after taking into account the payment of such bonuses and/or salary increases, ParView's net income after taxes, as determined in accordance with generally accepted accounting principles, consistently applied ("Net Income") is greater than $100,000 for such calendar year; provided, however, if ParView's Net Income in any calendar year, after taking into account the payment of such bonuses, is less than or equal to $100,000, then ParView shall not pay bonuses to the Executive Management Team in an amount exceeding $200,000 in the aggregate; provided, further, that in any case no bonuses or salary increases shall be paid unless (a) such bonuses and/or salary increases are approved by the independent members of ParView's Board of Directors, and (b) such bonuses are paid in accordance with the terms of the compensation plans for the Executive Management Team as heretofore provided to All American and as in effect as of the date of this Agreement. Exhibit "C" to this Agreement sets forth the annual salary and bonus plan as of the date of this Agreement and as of March 1, 2001 of each of the members of the Executive Management Team. The All American Parties agree that in the case of each Team Member employed as of the date of this Agreement, the salary cap does not apply to the particular Team Member unless and until such Team Member's salary has been increased to the amount as of March 1, 2001 set forth on Exhibit C. The All American Parties have relied on the accuracy and completeness of Exhibit "C" in agreeing to the payment of salaries and bonuses provided in this Section 6.

III.     Exclusive Supplier

         1. For a period of three (3) years from the date of this Agreement (or, if earlier, the date on which all or substantially all of the assets or stock of ParView, which shall not include the transfer of leases contemplated by this Agreement, are purchased by Yamaha), ParView (and its successor by merger or otherwise) shall not purchase any Display Products from any Person other than All American, and ParView hereby grants to All American the right to be ParView's (and its successor and respective subsidiaries) exclusive supplier of all of the Display Products (or any other future generation or versions hereof) used, sold or leased by ParView (or its successor and respective subsidiaries), provided, that All American agrees to sell such Display Products to ParView (or successors or their respective subsidiaries) at a price equal to the then fair market price thereof for similar quantities and on terms offered in arm's length transactions through an authorized North American distributor by such third parties capable of then delivering the Display Products and authorized by the manufacturer thereof to sell in North America at such price. ParView agrees to provide to All American a written request setting forth the price and all other relevant terms of any bona fide offers made by unrelated third parties for Display Products. All American shall have the right to match the terms of any bona fide offers made by any such unrelated third parties. As used herein, the term "unrelated third parties" shall mean suppliers that are not Affiliates of ParView and have not received any form of remuneration other than the cash purchase price for the Display Products set forth in the offer or request for such Products. This Part III shall be binding upon all successors and assigns of ParView. Nothing contained in this Part III (or otherwise in this Agreement) shall obligate All American to sell any products or services to ParView unless All American elects to do so in its sole and absolute discretion. All American agrees to execute any confidentiality or nondisclosure agreements in form and substance reasonably acceptable to All American that are required by such third parties in connection with such disclosures (the parties acknowledge that such reasonable agreements include standard exceptions related to previously known information, publicly known or otherwise available information, information obtained lawfully from other sources, and information disclosed pursuant to judicial action or legal requirements).

         2. As soon as reasonably practicable, but in no event more than five (5) business days, after receiving a purchase request from ParView complying with the requirements set forth in Section III(1) above, All American shall either agree in writing to provide such Display Products in accordance with the terms and conditions of the written request or advise ParView that it does not wish to provide such Display Products. If All American provides written notice to ParView that All American cannot or All American is not willing to provide the Display Products, in a particular request or offer, or certain of the items constituting such request or offer, ParView shall then have the right to obtain same from the third party source to fulfill such request or offer until such time that All American advises ParView (or its successor) in writing that All American can or is now willing to provide such Display Products(s) to fulfill future requests or offers, as long as ParView obtains the items upon terms and conditions no less favorable to ParView as those set forth in the written request from ParView to All American provided for in the preceding paragraph. The provisions of this Part III shall not apply to Display Products used in products previously manufactured by any entity with whom ParView enters into a Reorganization Event after the date of this Agreement. The fact that All American declined to fulfill a particular order shall not constitute or be deemed to abrogate All American's rights under this Part III (2) as to any future requests, offers, or requirements. If All American agrees to fulfill a particular request or order and ParView does not purchase substantially all of the quantity within the time frames specified in the request or order relied upon by All American in granting the particular price, then All American shall be entitled to a reasonable bill back to reflect a fair price for the quantity actually purchased.

IV.      All American ParView Stock.

         1. As further material consideration and as a material inducement for all of the All American Parties' agreements and other obligations hereunder, including, without limitation, eliminating the Deficiency when and as contemplated below, simultaneously with the completion of the other Buyout Actions (as defined in Part VIII), ParView shall immediately authorize and issue to All American 11,000,000 shares of the common stock of ParView, par value $0.01 per share (the "All American ParView Stock").

         2. So long as and to the extent that All American or any of its affiliates is the holder of the All American ParView Stock, or any of it, David Chessler shall be entitled to exercise any and all voting rights associated with such Stock at the time then held by All American or its affiliate (except for the right to approve a change in the articles, bylaws, or take any other action, which would in any way change the rights, preferences and/or priorities of the All American ParView Stock), regardless of whether an Event of Default shall occur. If during the aforesaid period David Chessler dies, his voting rights given in respect of the All American ParView Stock shall be transferred to the Board of Directors of ParView or its designee. Notwithstanding the foregoing, ParView shall concurrently give All American all notices given to stockholders from time to time in connection with any matter on which a stockholder vote is being conducted. Nothing contained in this Paragraph 2 (or otherwise) shall prevent, hinder, limit or otherwise adversely affect in any way the ability and right of All American or its affiliate to, at any time from and after the issuance thereof, sell, assign, transfer, encumber, pledge or otherwise dispose of any or all of the shares of the All American ParView Stock owned by All American or its affiliate; it being expressly understood and agreed that immediately upon the sale or other transfer or disposition by All American or its affiliate of any shares of the All American ParView Stock to a third party,
(i) the voting rights granted in this paragraph 2 with respect to such shares so sold or otherwise transferred or disposed shall automatically and fully terminate as follows: (a) during the first two (2) years from date of this Agreement, to the extent of and with respect to shares transferred by All American and its affiliates in all such transactions that do not exceed fifty percent (50%) of the aggregate number of shares initially issued to All American pursuant to this Agreement (as adjusted as contemplated in this Agreement) , and
(b) thereafter, to the extent of and with respect to shares transferred by All American or its affiliate in all such transactions that do not exceed sixty-six and two thirds percent (66-2/3%) of the aggregate number of shares initially issued to All American pursuant to this Agreement (subject to adjustment as aforesaid); provided, further, that, notwithstanding anything to the contrary, from and after the date that any common Stock of ParView is registered with the Securities and Exchange Commission or otherwise is publicly traded, one hundred percent (100%) of the All American ParView Stock may be sold or transferred, in whole or in part, without restriction on the transferability of the corresponding voting rights and the voting rights provided in this paragraph 2 shall automatically and fully terminate with respect to any shares so sold or transferred. Although not a requirement to effectuate the aforesaid termination of the voting restrictions, ParView and/or David Chessler (or his successor) hereby agrees from time to time as and when requested by All American or its affiliate to execute any and all instruments and other documents and to take such other actions to evidence the full and automatic termination of the voting rights granted in this paragraph 2 in connection with sales or other transfers or dispositions of shares to third parties by All American or its affiliates. The parties acknowledge that the voting rights set forth herein are coupled with an interest, and shall not terminate upon the sale or transfer of all of the stock of, or merger or consolidation of or with, All American and any affiliate of All American and any third party. For purpose of this paragraph, an "affiliate" of All American is any Person which directly or indirectly controls, or is controlled by, or is under common control with All American, or a direct or indirect subsidiary of All American, but shall not include any successor to All American or any affiliate of All American by merger, consolidation or other similar transaction. The aforesaid voting rights granted to David Chessler (or his successor) in this Paragraph 2 are limited to voting the All American ParView Stock at annual and special meetings of shareholders and pursuant to written shareholder consents, as required. Nothing contained in this Paragraph 2 is intended or shall be implied to give David Chessler (or his successor) any right or other ability to cause a change in the rights associated with the All American ParView Stock; provided, however, that David Chessler (or his successor) shall have the right to vote the All American ParView Stock as set forth herein with respect to all business issues related to the operation of ParView, and/or issues in connection with the sale of the assets and/or stock of ParView.

                  ParView shall give All American written notice of any Extraordinary Transaction, stock split or stock dividend (which notice shall contain reasonably detailed information of the terms and conditions of the proposed transaction) not later than the earlier of ten (10) days prior to the stockholders' meeting called to approve such transaction, ten (10) days prior to the record date of such transaction or event or ten (10) days prior to the closing or occurrence of such transaction or event, whichever is earlier, and shall also notify All American in writing of the final approval of such transaction. Notwithstanding the foregoing, if notice is provided to the other common stockholders (other than officers or employees of Parview in their capacity as such) earlier than such ten day period, All American shall be notified together with the other common stockholders.

         3. Payment of Taxes. ParView will pay any and all taxes, documentary or otherwise, that are payable with respect to the issuance or delivery of the All American ParView Stock.

         4. Information Rights. The holders of the All American ParView Stock shall upon request from time to time be entitled to receive from ParView such financial statements and other material financial and business information and reports regarding ParView and/or its operations which are reasonably requested by the holders and which ParView has prepared, has available or can provide without material cost or expense, in addition to being entitled to receive all such information and reports otherwise provided to any of the other holders of ParView's common stock or otherwise required to be provided by law. ParView agrees to provide to All American copies of any letter of intent, contract, or any other material agreement entered into in connection with any Extraordinary Transaction or other material transaction entered into other than in the ordinary course of ParView's business not later than five (5) business days following execution of any such letter of intent, contract or other material agreement, together with (1) audited or unaudited financial statements, as then available, in either case prepared in accordance with generally accepted accounting principles consistently applied and certified by the President or Chief Financial Officer of ParView, cumulative for the period beginning on the first day of the then applicable fiscal year of ParView through the last day of the month prior to the month in which the aforesaid letter of intent, contract or any other material agreement(s) is to be furnished to such holders, and (2) all pro forma financial statements prepared in the evaluation of the transaction in question. ParView further agrees to provide information regarding any Stock issuances by ParView. As a condition of obtaining any information not delivered generally to other stockholders or required by law to be delivered to any stockholders, All American agrees to execute reasonable confidentiality or nondisclosure agreements as requested by ParView or by third parties in connection with such disclosures (the parties acknowledge that such reasonable agreements include standard exceptions related to previously known information, publicly known or otherwise available information, information obtained lawfully from other sources, and information disclosed pursuant to judicial action or legal requirements).

         5.       Anti-Dilution, etc.

                  (a) ParView represents and warrants that as of the date hereof, no holder of any Stock of ParView has any anti-dilution rights beyond any statutory rights that may exist. ParView agrees that if any owner of any Stock of ParView is in the future granted any anti-dilution rights in connection with the Stock, so long as All American is the holder of any of the All American ParView Stock, All American shall be granted equivalent anti-dilution rights on the same terms. ParView further represents and warrants that as of the date hereof, no holder of any option, warrant, convertible debt, equity or other right to purchase any Stock of ParView has been granted any anti-dilution rights in connection with the Stock other than rights customarily granted in the event of any stock split, stock dividend or similar transaction that would have the effect of treating the optionholder as if the optionholder held common stock at the time of such transaction (the "Customary Rights"). ParView agrees that if any holder of any Stock or any option, warrant, convertible debt, equity or other right to purchase any Stock of ParView is in the future granted anti-dilution rights in connection with the Stock greater than the Customary Rights, so long as All American is the holder of any of the All American ParView Stock, ParView shall grant equivalent rights on the same terms to All American.

                  (b) Any Stock of ParView (or any options, warrants or other rights to purchase shares of Stock of ParView) issued to Chessler, any Affiliate or family member of Chessler, or any members of the Executive Management Team (as defined below) other than Chessler, shall be issued at a purchase price or exercise price that is not less than the greater of the fair market value of such shares or the underlying shares at the time issued (as determined by the members of the Board of Directors of ParView) or $1.00 (as adjusted upward for any reverse stock splits or other reductions in the then outstanding capital stock of ParView). If, in any calendar year, ParView issues to the Executive Management Team in the aggregate more than 150,000 shares of Stock of ParView and/or options, warrants or other rights to purchase shares of Stock of ParView (the "Executive Management Team Limit"), then ParView shall issue to the holders of the All American ParView Stock, at no cost, that number of shares of Stock of ParView granted or issued to the Executive Management Team that exceeds the Executive Management Team Limit, such securities to be issued on the same terms and conditions as the shares of Stock of ParView and/or options, warrants or other rights to purchase shares of Stock of ParView that were issued to the Executive Management Team. Any shares of Stock of ParView (or options, warrants or other rights to purchase shares of Stock of ParView) that are issued to any persons or entities (including, without limitation direct or indirect beneficial owners of any capital stock or subordinated debt) as of the date of this Agreement or thereafter (other than members of the Executive Management Team or their successors which are subject to the Executive Management Team Limit) shall be issued at a purchase price or exercise price that is not less than the fair market value of such shares as determined by the members of the Board of Directors of ParView acting in good faith.

                  (c) ParView and Chessler represent and warrant that the Employment Agreement attached hereto as Exhibit I (the "Employment Agreement") is a true and complete copy of the only employment type agreement between Chessler and ParView as of the date hereof. Chessler represents that, as of the date hereof, there is no Good Reason, as defined in paragraph 8(f) of the Employment Agreement, and as of the date hereof there is nothing in this Agreement that would give rise to Chessler's right to terminate and receive the Severance (as defined in the Employment Agreement). Notwithstanding the provisions in the Employment Agreement to the contrary, if an Extraordinary Transaction occurs at any time and, in connection with such Extraordinary Transaction, Chessler shall receive, directly or indirectly, any benefits, compensation, payments, cash, cash equivalents, covenants not to compete, stock options, bonuses, severance and termination payments, buyouts, or any other value or other consideration whatsoever (collectively, "Consideration"), at any time within the first five (5) years following the date of any Extraordinary Transaction in excess of the amounts payable under the Employment Agreement (such applicable amount is referred to as the "Threshold Amount"), Chessler shall pay or cause to be paid to All American: (i) one hundred percent (100%) of all such excess amounts over the Threshold Amount constituting severance or other termination payments or initial bonuses or up-front payments; and (ii) fifty percent (50%) of all other Consideration. If for any calendar year David Chessler is entitled to any type of bonus as may be allowed elsewhere in this Agreement, in no event shall ParView pay David Chessler, or shall David Chessler receive from ParView any type of bonus compensation that exceeds the salary received by David Chessler for the same calendar year. The parties acknowledge that Consideration for purposes of this paragraph does not include any payment received by David Chessler in connection with the sale of ParView stock so long as the amount received by or allocated to David Chessler per share of ParView stock is the same as the amount received by or allocated to each other stockholder of the same class and series of ParView stock per share.

         6. Restrictions on Transfer. Any sale, transfer or other disposition, whether voluntarily or by operation of law, in any transaction or series of related transactions, of any shares of ParView Stock (a "Transfer") by a David Chessler Affiliate (as hereinafter defined) may only be made to a bona fide third party purchaser, in an arm's length transaction for full and fair consideration (a "Permitted Transfer"). The applicable David Chessler Affiliate shall notify the proposed transferee in writing of the Tag Along Rights on or before entering into the relevant transaction documents and shall provide All American with a copy of the notice and all such transactions documents when issued or executed and delivered. Any and all other Transfers shall be void, of no force or effect, and transfer no right, title or interest in or to any of the shares underlying such Transfer to the purported transferee. As used in this Part IV paragraphs 6, 7 and 8, the following terms shall have the following meanings: "David Chessler Affiliate" refers individually and collectively to each and all of the following items (i), (ii) and (iii) and each and all combinations thereof: (i) David Chessler, and (ii) any Affiliate of David Chessler; "Affiliate" means, with respect to a party, any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such party; and "Control," "controlling," or "controlled by" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding anything to the contrary contained herein, David Chessler acknowledges and agrees that if he transfers any Stock of ParView owned by him as of the date of this Agreement to a family member, the restrictions of this Section 6 and of Section 7 and 8 below shall be transferred together with such Stock and shall then become binding upon the transferee and any failure to do so shall void such transfer. David Chessler further represents and warrants that, except for the transfers to Linda Chessler disclosed to All American, during the twenty four (24) month period prior to the date of this Agreement, he has not transferred any Stock of Parview to any of his family members; provided that the only penalty or other remedy for breach of this provision hereunder shall be that the restrictions and provisions of Sections 6, 7 and 8 of this Agreement shall apply to any Stock transfers that have not been so disclosed; provided further, however, that if said restrictions and provisions cannot be imposed then the aforesaid limitation of penalties or remedies shall not apply.

         7. Tag Along Rights. Subject to the provisions of Section 6 above, if a David Chessler Affiliate desires to effect a Permitted Transfer, then, at least thirty (30) calendar days prior to the closing of such Permitted Transfer, David Chessler shall, by written notice, offer (the "Participation Offer") to All American the right (but not the obligation) to sell in the Permitted Transfer that number of shares that is the same percentage of all All American ParView Stock then owned as the percentage of Stock being sold by the David Chessler Affiliate(s) in relation to the aggregate number of shares of ParView common Stock then held by all of the David Chessler Affiliates, at the same price (the "Purchase Price") and upon the same terms and conditions and otherwise treated the same, in substance, as the ParView common Stock proposed to be transferred by the applicable David Chessler Affiliates (the "Tag Along Rights"). Each and all Permitted Transfers shall be subject to such Tag Along Rights, and no transfer by any David Chessler Affiliate shall be deemed to have been completed, unless and until All American is paid the full Purchase Price in accordance with the provisions of this Section 7, and no Permitted Transfer shall be deemed to have occurred unless and until such compliance has occurred.

         8. Procedures. At the end of the Time Period (if the other Buyout Actions have occurred), ParView shall provide evidence that all Stock owned by the David Chessler Affiliates has been legended to reflect the Tag Along Rights contained in Section 7, in a manner satisfactory to All American. Within five
(5) business days after All American's receipt of the Participation Offer, All American shall deliver to David Chessler a written notice specifying the number of shares of ParView common Stock that All American desires to transfer in the Participation Offer. At the closing of a Permitted Transfer, (i) All American shall deliver to the third party purchaser the certificates for all shares being transferred by All American, duly endorsed for transfer or accompanied by stock powers duly endorsed in blank, against payment of the Purchase Price, and (ii) David Chessler shall cause such third party purchaser to deliver to All American such Purchase Price.

         9. Effect on Non-Compliance. Any Transfer that is not in full compliance with the provisions of the foregoing Sections 6, 7, and 8, shall be void, of no force or effect, and transfer no right, title or interest in or to the shares underlying such Transfer to the purported transferee.

V.       Events of Default.

         Each of the following shall constitute an Event of Default hereunder and the other Transaction Documents:

                  (a) Any failure by ParView to observe or perform any of the covenants, agreements, terms or conditions to be observed or performed pursuant to this Agreement or any other Transaction Document; provided, however, if such failure is curable, ParView shall have a period of thirty (30) days after the earlier of (i) ParView's having actual knowledge of the occurrence of such default or (ii) written notice from an All American Party of the occurrence of a default to cure such failure;

                  (b) Any representation or warranty made by ParView herein shall be false, misleading or incomplete in any material respect.

         Upon the occurrence of an Event of Default, the All American Parties shall have all rights and remedies, including for breach of contract, under the Transaction Documents and applicable law.

         VI. Release. ParView hereby releases and forever discharges the All American Releasees, and each of them, of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, liquidated or unliquidated, contingent or fixed, known or unknown, determined or undetermined, at law or in equity, which ParView, has had, now has, or may have against the All American Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, including, without limitation, arising out of, related to or pertaining to the Obligations, the Transaction Documents, any prior dealings or course of conduct, delivery or failure to deliver at all or timely of any products or services, other Display Products or otherwise (including, without limitation, the negotiation, closing, administration, and extension of credit giving rise to the Obligations or the Transaction Documents, or any disputes with any third party, or any declaration of, or actions or inactions taken or not taken in respect of, the Existing Defaults or any other Event of Default or defaults, or any collection or recovery efforts taken in respect of the Obligations, or any of them). ParView acknowledges that this provision is a material inducement for the All American Parties entering into this Agreement.

         VII. Covenant Not to Sue. (a) The All American Releasees hereby covenant and agree that none of them shall commence any litigation against ParView, or its successors or assigns with respect to any matter in existence as of the date hereof; provided, however, that this covenant not to sue shall not apply to: (i) any claim against ParView with respect to any matter that is the subject of any agreement, covenant, indemnification or representation or warranty made by ParView in this Agreement or in any of the other Transaction Documents; or (ii) any claim against ParView that arises out of, or in connection with, a claim asserted by a third party against an All American Releasee related to actions prior to the date of this Agreement; provided, however, that any damages for which ParView is liable under this subpart shall not include payment for any inventory received from All American for which All American has been paid either in cash or by virtue of the settlement evidenced by this Agreement.

                  (b) If Yamaha closes an acquisition of the All American ParView stock in connection with its acquisition of ParView, All American agrees that it shall give ParView a release as to all matters of which All American Parties were aware of as of the date of this Agreement in form and substance otherwise identical to the release being given by ParView to the All American Releasees in Part VI to this Agreement; provided, that in the event any litigation related to an indemnification claim pursuant to this Agreement or relating to subparts (i) and (ii) of Subsection (a) above, has been filed prior to the date of such closing, the claims related to that litigation shall not be released.

         VIII.    1.       Purchase of the Transferred Leases. The All American
Parties agree that if all of the Buyout Actions occur within ten (10) Business Days from the date of this Agreement (the "Time Period") (the occurrence of the Buyout Actions within the Time Period being referred to herein as the satisfaction of the "Buyout Conditions"), then the All American Parties shall thereupon take the Responsive Actions.

         As used in this Section VIII:

         (a) The term "Buyout Amount" shall (i) be payable in full in immediately available funds, and (ii) be equal to $2,031,000.

         (b)      The term "Buyout Actions" shall mean all of the following:

                  (i) All American shall have received the Buyout Amount for application, together with the All American ParView Stock, in settlement of the Deficiency and in satisfaction of the Obligations (other than Surviving Obligations) on account of its security interest in the Collateral;

                  (ii) ParView shall have issued and delivered to All American the All American ParView Stock for application, together with the Buyout Amount, in lieu of cash payments in settlement of the Deficiency and in satisfaction of the Obligations (other than the Surviving Obligations) and on account of its security interest in the Collateral; and

                  (iii) All of the Transaction Documents, and the "Transaction Documents" as defined in the Replacement Agreement, listed on Exhibit K hereto shall have been executed and delivered by the parties thereto;

         (c)      The term "Responsive Actions" means:

                  (i) Each of the All American Parties shall release its security interests in, all of its right, title and interest in and to the Transferred Leases (without recourse and without representation and warranty of any kind all of which are expressly hereby disclaimed), and in furtherance thereof shall provide UCC-3's releasing all interest in the Transferred Leases and, to the extent requested by Yamaha with respect to any of the Transferred Leases that relate to UCC-1 filings identifying All American or AmeriCapital as an "additional secured", shall execute UCC-3 assignments of such rights (to the extent that any rights may exist, as to which existence no representation or warranty shall be made) with respect to such filings to Yamaha

                  (ii) The Deficiency shall thereupon be deemed to be satisfied in full and All American shall deliver a written acknowledgment of such satisfaction signed by the All American Parties; and

                  (iii) All American Parties and ParView will send a letter (the "Notification Letter") (i) to each lessee under the Transferred Leases, in the form attached hereto as Exhibit "L", directing all future payments to be made to Yamaha pursuant to the provisions of such letter and (ii) to each lessee under the leases described on Exhibit "M" (the "Nontransferred Leases"), in the form attached hereto as Exhibit "N", directing all future payments to be made to ParView pursuant to the provisions of such letter.

         2. All amounts under the Transferred Leases and the Nontransferred Leases that have been invoiced by Americapital for periods prior to May 1, 2002 but which have not been collected by AmeriCapital as of the date of the respective Exhibits are set forth on Exhibit B to this Agreement (for the Transferred Leases) and on Exhibit M to this Agreement (for the Nontransferred Leases) and are referred to as the "Transferred Leases Prior Amounts" and the "Nontransferred Leases Prior Amounts", respectively. AmeriCapital has relied on ParView for the information to generate such invoices as well as the invoices for the July, August and September Invoiced Amounts and the Nontransferred Leases September Invoiced Amounts and AmeriCapital makes no representation as to what amounts are actually due and/or collectible. The parties acknowledge that All American has invoiced the amounts payable under the Transferred Leases for the months of July and August of 2002, and prior to the end of the Time Period may have invoiced amounts payable under certain of the Transferred Leases for September of 2002 (the "July, August and September Invoiced Amounts"). Within five business days of the date All American receives the Buyout Amount and the All American ParView Stock, All American agrees to remit to Yamaha all July, August and September Invoiced Amounts that have been collected by All American or AmeriCapital up to such date, and to the extent any July, August and September Invoiced Amounts are received by All American or AmeriCapital after such five day period, then the same shall be held in trust for Yamaha and All American shall promptly remit all such amounts to Yamaha. All American confirms that if the Buyout Actions occur within the Time Period, then All American and AmeriCapital will not invoice any other amounts with respect to the Transferred Leases after the first business day after the last day of the Time Period. As of August 28, 2002, the amounts collected by All American or AmeriCapital with respect to the July, August and September Invoiced Amounts total $59,573.55, and are set forth on Exhibit "J" together with a true and correct copy of such invoices.

         3. The parties acknowledge prior to the date on which the Buyout Actions occur, All American may have invoiced certain amounts payable under the Nontransferred Leases for September, 2002 (the "Nontransferred Leases September Invoiced Amounts"). All American agrees not to invoice any amounts payable pursuant to the Nontransferred Leases after the date on which the Buyout Actions occur. From and after the date on which the Buyout Actions occur (i) All American shall promptly remit to ParView any Nontransferred Leases September Invoiced Amounts that have been collected by All American or AmeriCapital at any time before or after such date and any amounts so collected by All American or AmeriCapital shall be held in trust for the benefit of ParView until paid over by All American or AmeriCapital to ParView, (ii) ParView shall have all rights to collect all Nontransferred Leases Prior Amounts from and after such date, and any Nontransferred Leases Prior Amounts collected by All American or AmeriCapital on or after such date shall be held in trust for the benefit of ParView until paid over by All American or AmeriCapital to ParView.

IX.      Replacement Agreement.

         The parties have executed the Replacement Agreement and the Transaction Documents defined therein which do not constitute Transaction Documents under this Agreement. If all of the Buyout Actions have not occurred by the close of business on the last day of the Time Period, this Agreement shall be superceded, without further action, by the Replacement Agreement and the other "Transaction Documents," as defined therein, and each party shall perform its obligations thereunder when and as set forth therein; provided, further, that while not needed to give effect to the foregoing, at the request of any party hereto, the other party(ies) shall take such additional actions as may be reasonably requested to evidence the matters provided for therein. If the Buyout Actions (other than any failure of All American to execute or deliver any Transaction Document) have occurred by the close of business on the last day of the Time Period, the Replacement Agreement and "Transaction Documents" not constituting Transaction Documents under this Agreement shall be deemed to be void and of no force and effect.

X.       No Third Party Beneficiaries or Obligations

         Nothing in this Agreement or any Transaction Document, express or implied, is intended to or shall confer upon any person other than the parties hereto or the All American Releasees (as specified herein) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, the parties acknowledge and agree that (i) nothing in this Agreement shall impose any obligation on or liability of Yamaha to any party hereto, (ii) that nothing in this Agreement shall impose any obligation on or any liability of any party hereto to Yamaha and (iii) each party hereto shall only look to the other parties to this Agreement for performance of the obligations of this Agreement.

XI.      Miscellaneous.

                  (a) Headings. Section and subsection headings in this Agreement are for convenience of reference only and shall not govern or influence in any manner whatsoever the interpretation of any provision hereof.

                  (b) Waiver. No failure of any party to exercise any power given under this Agreement or to insist upon strict compliance with any of the terms or conditions specified in this Agreement shall constitute a waiver of such party's right to demand exact compliance with the terms of this Agreement.

                  (c) Time is of the Essence. Time is of the essence of this Agreement and the other Transaction Documents.

                  (d) Execution of Agreement; etc. Each of the parties hereto hereby acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and the other documents contemplated hereby and that it has executed the same with the consent and upon the advice of such independent counsel. Each of the parties hereto acknowledges that no other party, or agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof to induce the other party to execute this Agreement and other documents referred to herein, and each party hereto acknowledges that it has not executed this Agreement or such other documents in reliance upon any such promise, representation or warranty not contained herein. Each of the parties further acknowledges that it has not executed this Agreement under any form of duress or coercion and that it is entering into this Agreement under its own free will believing this Agreement to be in its best interests and in the best interest of its respective shareholders.

                  (e) Reinstatement of Obligations. To the extent that any payments or transfers made to All American under this Agreement or any of the other Transaction Documents are avoided or are required to be disgorged in any bankruptcy or other proceeding, such amounts shall be reinstated or continue to be effective as Obligations and secured by the Collateral, as applicable, to the extent of such avoidance or disgorgement.

                  (f) Additional Actions. Each party agrees to from time to time upon any other party's request to take such additional actions, including, without limitations, the execution and delivery of any instruments and documents, reasonably necessary or desirable in the opinion of any party to effectuate the provisions and spirit of this Agreement and the other Transaction Documents.

                  (g) Survival. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the execution, delivery and performance of this Agreement and the other Transaction Documents and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party or of the actual or constructive knowledge by any party of any inaccuracy or breach thereof.

                  (h) Attorneys' Fees, etc. ParView hereby expressly agrees that each of the All American Parties is entitled to collect, and that ParView shall pay, all costs and expenses, including attorneys' fees and costs, incurred by either of them from and after the date of this Agreement in connection with
(i) enforcing its rights under or in connection with this Agreement or any of the other Transaction Documents; (ii) its collection efforts in respect of the Obligations; enforcing any judgments to be entered against ParView; (iii) enforcing, perfecting or protecting its rights in or in connection with any bankruptcy or other proceeding; or (iv) as otherwise provided in this Agreement or in the other Transaction Documents.

                  (i) No Novation; Ratification. This Agreement is not a novation of the Security Agreement or other existing Transaction Documents except as expressly set forth in this Agreement. The parties agree that, except as modified herein, all terms, agreements, conditions, rights and obligations under the Security Agreement and all other Transaction Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed. The Transaction Documents, including, without limitation, this Agreement and any other Transaction Document entered into in connection herewith shall be construed to give the All American Parties the greatest possible cumulative rights and remedies; and should there be any apparent conflict between this Agreement, the Security Agreement or any other Transaction Document, this principle of construction shall apply.

                  (j) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or the earlier of five (5) days after being sent by registered or certified mail, return receipt requested and postage prepaid or actual delivery by such mail, or one day after being sent by overnight courier:

                           (i)     If to either of the All American Parties to:

                                   All American Semiconductor, Inc.
                                   16115 N.W. 52nd Avenue
                                   Miami, Florida 33014
                                   Attention:  Mr. Howard Flanders
                                   Facsimile No.: (305) 624-5258
                                   Telephone No.: (305) 626-4149

                                   with a copy to:

                                   Bruce M. Goldberg, Chief Executive Officer
                                   All American Semiconductor, Inc.
                                   230 Devcon Drive
                                   San Jose, California 95112
                                   Facsimile No.: (408) 437-8984
                                   Telephone No.: (408) 437-4631
                                   with a copy to:


                                   Bilzin Sumberg Dunn Baena Price & Axelrod LLP 2500 First Union Financial Center
                                   200 South Biscayne Boulevard
                                   Miami, Florida 33131
                                   Attention: Alan D. Axelrod, Esq.
                                   Robert M. Siegel, Esq.
                                   Facsimile No.: (305) 374-7593
                                   Telephone No.: (305) 374-7580

                           (ii)    If to ParView:

                                   1856 Apex Road
                                   Sarasota, Florida 34240
                                   Attn:  Mr. David Chessler
                                   Facsimile: (941) 379-5206
                                   Telephone No.:  (888) 727-8439

                                   with a copy to:

                                   Trenam Kemker
                                   101 E. Kennedy Boulevard
                                   Suite 2700
                                   Tampa, Florida 33602
                                   Attn:  Nelson T. Castellano, Esq.
                                   Facsimile: (813) 229-6553
                                   Telephone No.: (813) 223-7474

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section.

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts or counterpart signature pages have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart or counterpart signature page. A facsimile signature to this Agreement, the Replacement Agreement, the Transaction Documents and all other documents in connection herewith, shall have the same force and effect as an original signature hereto.

                  (l) Entire Agreement. This Agreement and the Transaction Documents, including the Exhibits constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (m) Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement and ParView's rights, benefits and obligations hereunder may not be assigned by ParView by operation of law or otherwise, including in any merger or other Extraordinary Transaction of ParView unless in the case of a merger or other Reorganization Event, the other party(ies) in the merger or other Extraordinary Transaction acknowledge the validity, priority, and extent of the All American Parties' security interests and liens in and to the Collateral and their other rights and benefits hereunder upon documentation satisfaction to the All American Parties.

                  (n) No Partnership or Joint Venture. This Agreement shall not be construed to create between the All American Parties, or either of them, and ParView, or their respective successors or permitted assigns, the relationship of principal and agent, joint venturers, partners or any other similar relationship, the existence of which is hereby expressly denied by the All American Parties and ParView. Neither the All American Parties nor ParView shall have the right to bind or contract for the other in any manner or situation whatsoever nor shall either of them be liable to any third party in any way or manner whatsoever for any engagement, obligation, contract, representation, or transaction, or for any negligent act or omission to act, of the other, except as expressly provided herein.

                  (o) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. In that regard, the parties request that any court interpret this Agreement and the provisions hereof as broadly as possible to give the maximum effect and enforceability to the provisions hereof. The parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

                  (p) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  (q) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law. Subject to subsection (t) below, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court located within Miami-Dade County in the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein or therein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue and such process.

                  (s) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  (t)      Arbitration.

                           (i)     In the event of a dispute hereunder or
relating to the transactions contemplated hereby, including under or with respect to any of the Transaction Documents and other agreements to be executed and delivered pursuant hereto, arbitration will be the sole and exclusive method of resolving the dispute, except that a party may seek a preliminary injunction, temporary restraining order or other preliminary judicial relief if, in its judgment, the action is necessary to avoid irreparable damage or harm and either All American Party may avail itself of judicial process in foreclosing on any lien or security interest granted under any of the Transaction Documents.

                           (ii)    The arbitrator will consist of any person who
is mutually acceptable to the parties to the dispute. However, if the parties are unable to agree on a single arbitrator, an arbitration panel of three arbitrators will be selected as provided below. Each party shall select one arbitrator and the third arbitrator shall be selected by the two chosen by the parties. Every arbitrator must be independent (not a party to this Agreement or a lawyer or relative to a party to this Agreement or an agent, officer, director, employee or shareholder of a party to or a relative of any of those Persons) without any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator's conduct will be governed by rules of the American Arbitration Association. The arbitration will be conducted in Miami, Florida, in accordance with the rules of the American Arbitration Association and the discovery rules of the Florida Rules of Civil Procedure. The arbitrators shall not be empowered to award punitive damages. The arbitrator's or arbitrators' fees shall be paid by ParView.

                           (iii)   The arbitrator or arbitration panel by
majority thereof shall render its decision in writing within thirty (30) days after the arbitration or conclusion of the hearing. The decision of the arbitrator or arbitration panel will be final, binding and conclusive as to all the parties and the decision of the arbitrator or arbitration panel will not be subject to appeal, review or re-examination, except for fraud, perjury, manifest clerical error, or evident partiality or misconduct by an arbitrator that prejudices the rights of any party to the arbitration. Any party may enforce the arbitration award in any state or federal court located in Miami-Dade County, Florida.

                           (iv)    Each of the All American Parties shall be
entitled to recover from ParView all of its costs and expenses incurred in connection with the enforcement of its rights hereunder or thereunder, including reasonable attorneys' and paralegals' fees and costs incurred before and at arbitration, at any other proceeding, at all tribunal levels and whether or not suit or any other proceeding is brought.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                   ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation

                                   By:     /s/ Howard L. Flanders
                                      -----------------------------------------
                                   Name:   Howard L. Flanders
                                        ---------------------------------------
                                   Title:  EVP & CFO
                                         --------------------------------------



                                   AMERICAPITAL, LLC, a Nevada limited liability company

                                   By:     All American Semiconductor, Inc., a
                                           Delaware corporation, its member

                                           By:     /s/ Howard L. Flanders
                                              ----------------------------------
                                           Name:   Howard L. Flanders
                                                --------------------------------
                                           Title:  EVP & CFO
                                                 -------------------------------



                                   PARVIEW, INC., a Nevada corporation

                                   By:     /s/ David M. Saslow
                                      ------------------------------------------
                                   Name:   David M. Saslow
                                        ----------------------------------------
                                   Title:  Exec. VP
                                         ---------------------------------------



                                   By:     /s/ David C. Chessler
                                      ------------------------------------------
                                      David C. Chessler, solely as to Paragraphs
                                      6 & 7 of Part II and Paragraphs 2, 5(b) &
                                      (c), 6, 7, 8 and 9 of Part IV of this
                                      Agreement



                  [Acknowledgments are on the following pages.]

STATE OF FLORIDA           )

                           ) SS:

COUNTY OF MIAMI-DADE       )

                  The foregoing instrument was acknowledged before me this 18th day of Sept., 2002, by Howard Flanders, as EVP/CFO of All American Semiconductor, Inc., a Delaware corporation, on behalf of said corporation. He/She is personally known to me or has produced a State of ____________ driver's license as identification.

                                       Sign Name: /s/ MAGDALENA MEDEL
                                                  ------------------------------

                                       Print Name: Magdalena Medel
                                                   -----------------------------

My Commission Expires:                                 NOTARY PUBLIC

                                       Serial No. (none, if blank):
                                                                   -------


                                       [NOTARY SEAL]

               [Acknowledgments continue on the following pages.]



STATE OF FLORIDA           )

                           ) SS:

COUNTY OF MIAMI-DADE       )

                  The foregoing instrument was acknowledged before me this 18th day of Sept., 2002, by Howard Flanders, as EVP/CFO of All American Semiconductor, Inc., a Delaware corporation, as the member of AmeriCapital LLC, a Nevada limited liability company. He/She is personally known to me or has produced a State of ____________ driver's license as identification.



                                       Sign Name: /s/ MAGDALENA MEDEL
                                                  ------------------------------

                                       Print Name: Magdalena Medel
                                                   -----------------------------

My Commission Expires:                                 NOTARY PUBLIC

                                       Serial No. (none, if blank):
                                                                   -------



                                       [NOTARY SEAL]



               [Acknowledgments continue on the following pages.]

STATE OF                   )
         ------------
                           ) SS:

COUNTY OF                  )
          ------------


                  The foregoing instrument was acknowledged before me this 17 day of September, 2002, by David M. Saslow, as ____________________ of ParView, Inc., a Nevada corporation, on behalf of said corporation. He/She is personally known to me or has produced a State of Florida driver's license as identification.



                                       Sign Name: /s/ AMY J. CROSHAW
                                                  ------------------------------

                                       Print Name: Amy J. Croshaw
                                                   -----------------------------

My Commission Expires:                                 NOTARY PUBLIC

                                       Serial No. (none, if blank):
                                                                   -------



                                       [NOTARY SEAL]


                [Acknowledgments continue on the following page.]


STATE OF                   )
         ------------
                           ) SS:

COUNTY OF                  )
          ------------

                  The foregoing instrument was acknowledged before me this 17 day of September, 2002, by David C. Chessler, individually. He is personally known to me or has produced a State of Florida driver's license as identification.

                                       Sign Name: /s/ AMY J. CROSHAW
                                                  ------------------------------

                                       Print Name: Amy J. Croshaw
                                                   -----------------------------

My Commission Expires:                                 NOTARY PUBLIC

                                       Serial No. (none, if blank):
                                                                   -------



                                       [NOTARY SEAL]

                                LIST OF EXHIBITS

                  Exhibit "A" - Replacement Agreement
                  Exhibit "B" - Transferred Leases (includes applicable "Prior Amounts" - see Part VIII)
                  Exhibit "C" - Executive Management Team
                  Exhibit "D" - Scorecast Agreement
                  Exhibit "E" - ADS Settlement Agreement
                  Exhibit "F" - Real Property Lease
                  Exhibit "G" - Retirement Agreement
                  Exhibit "H" - Kaltenbacher Note
                  Exhibit "I" - Employment Agreement
                  Exhibit "J" - July, August and September Invoiced Amounts as of Date of Agreement
                  Exhibit "K" - List of Documents to be Executed
                  Exhibit "L" - Notification Letter (Transferred Leases)
                  Exhibit "M"- Nontransferred Leases (includes applicable "Prior Amounts" - see Part VIII)
                  Exhibit "N" - Notification Letter (Nontransferred Leases) Exhibit "O"- Nontransferred Leases - September Invoices